Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Data Knights Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Other	20,000,000(1)	N/A	$200,000,000(2)	0.0000927	$18,540.00(3)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—
	Total Offering Amounts							$18,540.00
	Total Fees Previously Paid							0.00
	Total Fee Offsets							0.00
			Net Fee Due					$18,540.00

(1)

The number of shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Data Knights Acquisition Corp. (the “Company”) being registered is based upon an estimate of the maximum number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company issuable in connection with the merger of Data Knights Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”), with and into OneMedNet Corporation, a Delaware corporation (“OneMedNet”), pursuant to the Agreement and Plan of Merger by and among the Company, the Merger Sub, OneMedNet and the other parties thereto (the “Merger Agreement”).

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated based upon the Stockholder Merger Consideration (as defined in the Merger Agreement).

(3)

Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.